Exhibit 99.1
Federated Hermes, Inc. reports fourth quarter and full-year 2020 earnings
•Q4 2020 earnings per diluted share of $0.93; full-year 2020 EPS of $3.23
•Total long-term assets under management reach record $199.1 billion
•Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 28, 2021) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) for Q4 2020 of $0.93, compared to $0.81 for the same quarter last year, on net income of $95.2 million for Q4 2020, compared to $82.1 million for Q4 2019. Full-year 2020 EPS was $3.23, compared to $2.69 for 2019 on net income of $326.4 million for 2020, compared to $272.3 million for 2019.
Federated Hermes' total managed assets were $619.4 billion at Dec. 31, 2020, up $43.5 billion or 8% from $575.9 billion at Dec. 31, 2019 and up $4.6 billion or 1% from $614.8 billion at Sept. 30, 2020. Average managed assets for Q4 2020 were $610.5 billion, up $60.4 billion or 11% from $550.1 billion reported for Q4 2019 and down $17.6 billion or 3% from $628.1 billion reported for Q3 2020.
"Federated Hermes reached record assets in equity, fixed income and alternative/private markets. Fixed-income assets increased by 22 percent in 2020 on strong net sales for short-duration, high-yield and total return strategies," said J. Christopher Donahue, president and chief executive officer. "Federated Hermes also saw record gross sales for the year in equity funds, which earned strong performance across growth, value, dividend income and international strategies."
Federated Hermes' board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on Feb. 12, 2021 to shareholders of record as of Feb. 5, 2021. During Q4 2020, Federated Hermes purchased 515,700 shares of Federated Hermes class B common stock for $13.8 million, bringing the total shares of Class B common stock purchased in 2020 to 2,940,267 shares for $67.9 million.
Federated Hermes' equity assets were a record $91.8 billion at Dec. 31, 2020, up $2.8 billion or 3% from $89.0 billion at Dec. 31, 2019 and up $11.4 billion or 14% from $80.4 billion at Sept. 30, 2020. Top-selling equity funds on a net basis during Q4 2020 were Federated Hermes Kaufmann Small Cap Fund, Federated Hermes Global Emerging Markets Equity Fund, Federated Hermes SDG Engagement Equity Fund (UCITS), Federated Hermes Global Equity ESG Fund and Federated Hermes Impact Opportunities Equity Fund.
Federated Hermes' fixed-income assets were a record $84.3 billion at Dec. 31, 2020, up $15.3 billion or 22% from $69.0 billion at Dec. 31, 2019 and up $4.8 billion or 6% from $79.5 billion at Sept. 30, 2020. Top-selling fixed-income funds on a net basis during Q4 2020 were Federated Hermes Ultrashort Bond Fund, Federated Hermes Institutional High Yield Bond Fund, Federated Hermes Short-Intermediate Total Return Bond Fund, Federated Hermes Total Return Bond Fund and Federated Hermes Short-Term Income Fund.
Federated Hermes' alternative/private markets assets were a record $19.1 billion at Dec. 31, 2020, up $1.0 billion or 5% from $18.1 billion at both Dec. 31, 2019 and Sept. 30, 2020.
Federated Hermes' money market assets were $420.3 billion at Dec. 31, 2020, up $24.8 billion or 6% from $395.5 billion at Dec. 31, 2019 and down $12.7 billion or 3% from $433.0 billion at Sept. 30, 2020. Money market mutual fund assets were $301.9 billion at Dec. 31, 2020, up $15.3 billion or 5% from $286.6 billion at Dec. 31, 2019 and down $24.0 billion or 7% from

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q4 and full-year 2020 earnings	Page 2 of 12
$325.9 billion at Sept. 30, 2020. Federated Hermes' money market separate account assets were $118.5 billion at Dec. 31, 2020, up $9.6 billion or 9% from $108.9 billion at Dec. 31, 2019 and up $11.5 billion or 11% from $107.0 billion at Sept. 30, 2020.
Financial Summary
Q4 2020 vs. Q4 2019
Revenue increased $5.9 million or 2% primarily due to higher average money market, equity and fixed-income assets. Revenue also increased as a result of revenue from a previously nonconsolidated entity being recorded in operating income beginning March 2020 and an increase in performance fees. These increases in revenue were partially offset by voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). See “Impact of voluntary yield-related fee waivers.”
During Q4 2020, Federated Hermes derived 67% of its revenue from long-term assets (42% from equity assets, 15% from fixed-income assets and 10% from alternative/private markets and multi-asset), 32% from money market assets, and 1% from sources other than managed assets.
Operating expenses decreased $6.1 million or 2% primarily due to decreased distribution expenses primarily resulting from voluntary yield-related fee waivers, partially offset by increases in compensation expense.
Nonoperating income (expenses), net increased $5.8 million or 65% primarily due to an increase in the market value of investments, partially offset by revenue of a previously nonconsolidated entity being recorded in operating revenue beginning March 2020.
Q4 2020 vs. Q3 2020
Revenue decreased slightly due to an increase in voluntary yield-related fee waivers and lower average money market assets, partially offset by higher average long-term assets, led by equity and fixed-income assets, and an increase in performance fees.
Operating expenses decreased by $1.9 million or 1% primarily due to decreased distribution expenses resulting from higher voluntary yield-related fee waivers, partially offset by increases in compensation expense.
Nonoperating income (expenses), net increased $8.4 million or 136% primarily due to an increase in the market value of investments.
2020 vs. 2019
Revenue increased $121.4 million or 9% primarily due to higher average money market and fixed-income assets, a change in the mix of equity assets, revenue of a previously nonconsolidated entity being recorded in operating revenue beginning March 2020 and an increase in performance fees. These increases were partially offset by voluntary yield-related fee waivers.
During 2020, Federated Hermes derived 59% of its revenue from long-term assets (38% from equity assets, 13% from fixed-income assets and 8% from alternative/private markets and multi-asset), 40% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased by $51.2 million or 5% primarily due to increased incentive compensation expense and an increase due to expenses of a previously nonconsolidated entity being recorded in expenses beginning March 2020. These increases were partially offset by a decrease in distribution expenses as a result of voluntary yield-related fee waivers.
Nonoperating income (expenses), net increased $10.6 million or 61% primarily due to an increase in the market value of investments and a gain from a fair value adjustment to the equity investment of a previously nonconsolidated entity. These increases were partially offset by revenue of this previously nonconsolidated entity being recorded in operating revenue beginning March 2020.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 3 of 12
Impact of voluntary yield-related fee waivers
For Q4 2020 and full-year 2020, voluntary yield-related fee waivers totaled $56.1 million and $113.0 million, respectively. These fee waivers were largely offset by related reductions in distribution expenses of $47.4 million and $98.4 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $8.7 million and $14.6 million, respectively.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Jan. 29, 2021. Investors are invited to listen to the earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Jan. 29, 2021. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 39442. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a leading global investment manager with $619.4 billion in assets under management as of Dec. 31, 2020. Our investment solutions span 163 equity, fixed-income, alternative/private markets, multi-asset and money market funds and a range of separately managed account strategies. Providing comprehensive investment management to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes’ more than 1,900 employees include those in London, New York, Boston and several other offices worldwide.
Federated Hermes ranks in the top 6% of equity fund managers in the industry, the top 9% of money market fund managers and the top 11% of fixed-income fund managers1. Federated Hermes also ranks as the 6th-largest manager of model-delivered SMAs2. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) ISS Market Intelligence (SIMFUND), Dec. 31, 2020. Based on assets under management in U.S. open-end funds.
2) Money Management Institute/Cerulli Associates, Q3 2020.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix and fee waivers, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 4 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2019 to Q4 2020	Quarter Ended	% Change Q3 2020 to Q4 2020
	Dec. 31, 2020	Dec. 31, 2019		Sept. 30, 2020
Revenue
Investment advisory fees, net	$265,593	$243,631	9%	$260,089	2%
Administrative service fees, net	79,192	69,568	14	83,028	(5)
Other service fees, net	19,133	44,826	(57)	21,338	(10)
Total Revenue	363,918	358,025	2	364,455	0

Operating Expenses
Compensation and related	138,296	111,436	24	126,186	10
Distribution	59,419	92,950	(36)	73,726	(19)
Systems and communications	18,518	14,731	26	16,193	14
Professional service fees	13,961	12,269	14	14,006	0
Office and occupancy	6,436	11,643	(45)	10,578	(39)
Advertising and promotional	4,853	4,785	1	2,921	66
Travel and related	540	4,180	(87)	542	0
Other	7,120	3,240	120	6,922	3
Total Operating Expenses	249,143	255,234	(2)	251,074	(1)
Operating Income	114,775	102,791	12	113,381	1

Nonoperating Income (Expenses)
Investment income (loss), net	15,175	4,737	220	6,622	129
Debt expense	(468)	(1,066)	(56)	(494)	(5)
Other, net	(27)	5,209	(101)	103	(126)
Total Nonoperating Income (Expenses), net	14,680	8,880	65	6,231	136
Income before income taxes	129,455	111,671	16	119,612	8
Income tax provision	28,183	26,582	6	32,928	(14)
Net income including the noncontrolling interests in subsidiaries	101,272	85,089	19	86,684	17
Less: Net income attributable to the noncontrolling interests in subsidiaries	6,104	2,982	105	862	NM
Net Income	$95,168	$82,107	16%	$85,822	11%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$0.94	$0.81	16%	$0.86	9%
Diluted	$0.93	$0.81	15%	$0.85	9%
Weighted-Average Shares Outstanding
Basic and diluted	95,504	97,403		96,039
Dividends Declared Per Share	$1.27	$0.27		$0.27
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $5.0 million, $2.9 million and $3.4 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Dec. 31, 2020, Dec. 31, 2019 and Sept. 30, 2020, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 5 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2020	Dec. 31, 2019	% Change
Revenue
Investment advisory fees, net	$1,011,467	$907,605	11%
Administrative service fees, net—affiliates	318,152	245,887	29
Other service fees, net	118,649	173,402	(32)
Total Revenue	1,448,268	1,326,894	9

Operating Expenses
Compensation and related	503,400	442,147	14
Distribution	318,343	340,663	(7)
Systems and communications	64,698	52,988	22
Professional service fees	55,123	43,714	26
Office and occupancy	38,975	44,926	(13)
Advertising and promotional	15,834	17,774	(11)
Travel and related	4,566	16,645	(73)
Other	29,178	20,110	45
Total Operating Expenses	1,030,117	978,967	5
Operating Income	418,151	347,927	20

Nonoperating Income (Expenses)
Investment income (loss), net	22,186	9,416	136
Debt expense	(2,678)	(5,037)	(47)
Other, net	8,398	12,965	(35)
Total Nonoperating Income (Expenses), net	27,906	17,344	61
Income before income taxes	446,057	365,271	22
Income tax provision	110,035	88,146	25
Net income including the noncontrolling interests in subsidiaries	336,022	277,125	21
Less: Net income attributable to the noncontrolling interests in subsidiaries	9,658	4,786	102
Net Income	$326,364	$272,339	20%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$3.25	$2.69	21%
Diluted	$3.23	$2.69	20%
Weighted-Average Shares Outstanding
Basic and diluted	96,419	97,259
Dividends Declared Per Share	$2.08	$1.08
1)     Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $12.8 million and $10.2 million available to unvested restricted Federated Hermes shareholders for the years ended Dec. 31, 2020 and Dec. 31, 2019, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 6 of 12

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2020	Dec. 31, 2019
Assets
Cash and other investments	$438,771	$340,635
Other current assets	136,572	120,649
Intangible assets, net, including goodwill	1,282,020	1,220,762
Other long-term assets	203,476	198,085
Total Assets	$2,060,839	$1,880,131

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$265,446	$230,713
Long-term debt	75,000	100,000
Other long-term liabilities	346,409	296,052
Redeemable noncontrolling interests	236,987	212,086
Equity excluding treasury stock	1,461,728	1,322,312
Treasury stock	(324,731)	(281,032)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,060,839	$1,880,131

Federated Hermes reports Q4 and full-year 2020 earnings	Page 7 of 12

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Year Ended
	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Equity
Beginning assets	$80,405	$76,859	$80,750	$89,011	$72,497
Sales[1]	5,618	4,186	5,092	20,463	20,222
Redemptions[1]	(6,047)	(5,552)	(5,080)	(26,721)	(21,794)
Net sales (redemptions)[1]	(429)	(1,366)	12	(6,258)	(1,572)
Net exchanges	(8)	31	(12)	(70)	181
Acquisitions/(dispositions)	0	0	2,244	(71)	2,244
Impact of foreign exchange[2]	946	578	667	1,195	(28)
Market gains and (losses)[3]	10,874	4,303	5,350	7,981	15,689
Ending assets	$91,788	$80,405	$89,011	$91,788	$89,011

Fixed Income[5]
Beginning assets	$79,546	$73,143	$65,824	$69,023	$63,158
Sales[1]	9,046	9,859	6,010	37,283	21,424
Redemptions[1]	(6,046)	(4,897)	(4,603)	(26,138)	(21,543)
Net sales (redemptions)[1]	3,000	4,962	1,407	11,145	(119)
Net exchanges	(10)	(36)	6	(15)	(208)
Acquisitions/(dispositions)	0	0	450	(1)	450
Impact of foreign exchange[2]	181	135	184	190	60
Market gains and (losses)[3]	1,560	1,342	1,152	3,935	5,682
Ending assets	$84,277	$79,546	$69,023	$84,277	$69,023

Alternative / Private Markets[4]
Beginning assets	$18,146	$17,485	$17,156	$18,102	$18,318
Sales[1]	574	586	426	2,840	1,443
Redemptions[1]	(661)	(411)	(486)	(2,615)	(2,459)
Net sales (redemptions)[1]	(87)	175	(60)	225	(1,016)
Net exchanges	(3)	0	(1)	(4)	(65)
Acquisitions/(dispositions)	0	0	0	452	0
Impact of foreign exchange[2]	1,061	708	1,302	615	694
Market gains and (losses)[3]	(33)	(222)	(295)	(306)	171
Ending assets	$19,084	$18,146	$18,102	$19,084	$18,102

Multi-asset
Beginning assets	$3,737	$3,705	$4,140	$4,199	$4,093
Sales[1]	50	45	85	241	332
Redemptions[1]	(166)	(155)	(206)	(724)	(893)
Net sales (redemptions)[1]	(116)	(110)	(121)	(483)	(561)
Net exchanges	3	(4)	(4)	(20)	55
Acquisitions/(dispositions)	0	0	11	0	11
Impact of foreign exchange[2]	0	1	0	1	0
Market gains and (losses)[3]	324	145	173	251	601
Ending assets	$3,948	$3,737	$4,199	$3,948	$4,199

Total Long-term Assets[4,5]
Beginning assets	$181,834	$171,192	$167,870	$180,335	$158,066
Sales[1,5]	15,288	14,676	11,613	60,827	43,421
Redemptions[1,5]	(12,920)	(11,015)	(10,375)	(56,198)	(46,689)
Net sales (redemptions)[1,5]	2,368	3,661	1,238	4,629	(3,268)
Net exchanges	(18)	(9)	(11)	(109)	(37)
Acquisitions/(dispositions)	0	0	2,705	380	2,705
Impact of foreign exchange[2]	2,188	1,422	2,153	2,001	726
Market gains and (losses)[3,5]	12,725	5,568	$6,380	11,861	22,143
Ending assets	$199,097	$181,834	$180,335	$199,097	$180,335
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4)    The balance at Dec. 31, 2019 includes $8.2 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.
5)    For one fixed-income separate account, sales, redemptions, net sales (redemptions) and market gains and (losses) were previously incorrectly reported for the quarters ended March 31, 2020 and June 30, 2020. Total assets were reported correctly and were not impacted. The year ended Dec. 31, 2020, includes corrections that increased redemptions by $390 million and decreased sales by $1.1 billion, with the offset increasing market gains and losses by $1.5 billion.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 8 of 12

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Dec. 31, 2020
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$46,093	$34,312	$49,779	$29,767	$11,393	$6,753	$3,546	$191	$110,811	$71,023
Sales	4,034	1,584	7,642	1,404	478	96	50	0	12,204	3,084
Redemptions	(3,244)	(2,803)	(5,090)	(956)	(536)	(125)	(150)	(16)	(9,020)	(3,900)
Net sales (redemptions)	790	(1,219)	2,552	448	(58)	(29)	(100)	(16)	3,184	(816)
Net exchanges	(8)	0	(11)	1	(3)	0	4	(1)	(18)	0
Impact of foreign exchange[2]	448	498	152	29	658	403	0	0	1,258	930
Market gains and (losses)[3]	6,989	3,885	1,085	475	110	(143)	294	30	8,478	4,247
Ending assets	$54,312	$37,476	$53,557	$30,720	$12,100	$6,984	$3,744	$204	$123,713	$75,384

	Year Ended
	Dec. 31, 2020
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1,4]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1,4]
Beginning assets	$48,112	$40,899	$44,223	$24,800	$11,389	$6,713	$4,000	$199	$107,724	$72,611
Sales[4]	14,457	6,006	29,453	7,830	2,277	563	214	27	46,401	14,426
Redemptions[4]	(15,675)	(11,046)	(22,564)	(3,574)	(2,047)	(568)	(688)	(36)	(40,974)	(15,224)
Net sales (redemptions)[4]	(1,218)	(5,040)	6,889	4,256	230	(5)	(474)	(9)	5,427	(798)
Net exchanges	(64)	(6)	(16)	1	(4)	0	(19)	(1)	(103)	(6)
Acquisitions/(dispositions)	0	(71)	0	(1)	0	452	0	0	0	380
Impact of foreign exchange[2]	509	686	129	61	400	215	0	1	1,038	963
Market gains and (losses)[3,4]	6,973	1,008	2,332	1,603	85	(391)	237	14	9,627	2,234
Ending assets	$54,312	$37,476	$53,557	$30,720	$12,100	$6,984	$3,744	$204	$123,713	$75,384
1)    Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4)    For one fixed-income separate account, sales, redemptions, net sales (redemptions) and market gains and (losses) were previously incorrectly reported for the quarters ended March 31, 2020 and June 30, 2020. Total assets were reported correctly and were not impacted. The year ended Dec. 31, 2020, includes corrections that increased redemptions by $390 million and decreased sales by $1.1 billion, with the offset increasing market gains and losses by $1.5 billion.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 9 of 12
Unaudited Changes in Long-Term Assets - By Product Type
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019

Total Fund Assets[1]
Beginning assets	$110,811	$104,322	$99,682	$107,724	$92,359
Sales	12,204	10,635	8,165	46,401	30,489
Redemptions	(9,020)	(8,328)	(7,296)	(40,974)	(30,653)
Net sales (redemptions)	3,184	2,307	869	5,427	(164)
Net exchanges	(18)	(9)	69	(103)	73
Acquisitions/(dispositions)	0	0	2,652	0	2,652
Impact of foreign exchange[2]	1,258	851	1,364	1,038	556
Market gains and (losses)[3]	8,478	3,340	3,088	9,627	12,248
Ending assets	$123,713	$110,811	$107,724	$123,713	$107,724

Total Separate Accounts Assets[4,6]
Beginning assets	$71,023	$66,870	$68,188	$72,611	$65,707
Sales[5,6]	3,084	4,041	3,448	14,426	12,932
Redemptions[5,6]	(3,900)	(2,687)	(3,079)	(15,224)	(16,036)
Net sales (redemptions)[5,6]	(816)	1,354	369	(798)	(3,104)
Net exchanges	0	0	(80)	(6)	(110)
Acquisitions/(dispositions)	0	0	53	380	53
Impact of foreign exchange[2]	930	571	789	963	170
Market gains and (losses)[3,6]	4,247	2,228	3,292	2,234	9,895
Ending assets	$75,384	$71,023	$72,611	$75,384	$72,611

Total Long-term Assets[1,4,6]
Beginning assets	$181,834	$171,192	$167,870	$180,335	$158,066
Sales[5,6]	15,288	14,676	11,613	60,827	43,421
Redemptions[5,6]	(12,920)	(11,015)	(10,375)	(56,198)	(46,689)
Net sales (redemptions)[5,6]	2,368	3,661	1,238	4,629	(3,268)
Net exchanges	(18)	(9)	(11)	(109)	(37)
Acquisitions/(dispositions)	0	0	2,705	380	2,705
Impact of foreign exchange[2]	2,188	1,422	2,153	2,001	726
Market gains and (losses)[3,6]	12,725	5,568	6,380	11,861	22,143
Ending assets	$199,097	$181,834	$180,335	$199,097	$180,335
1)    The balance at Dec. 31, 2019 includes $8.2 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
4)    Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
5)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
6)    For one fixed-income separate account, sales, redemptions, net sales (redemptions) and market gains and (losses) were previously incorrectly reported for the quarters ended March 31, 2020 and June 30, 2020. Total assets were reported correctly and were not impacted. The year ended Dec. 31, 2020, includes corrections that increased redemptions by $390 million and decreased sales by $1.1 billion, with the offset increasing market gains and losses by $1.5 billion.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 10 of 12

Unaudited Managed Assets (in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019
By Asset Class
Equity	$91,788	$80,405	$76,859	$68,239	$89,011
Fixed-income	84,277	79,546	73,143	64,715	69,023
Alternative / private markets[1]	19,084	18,146	17,485	18,061	18,102
Multi-asset	3,948	3,737	3,705	3,494	4,199
Total long-term assets	199,097	181,834	171,192	154,509	180,335
Money market	420,333	432,952	457,624	451,330	395,539
Total Managed Assets	$619,430	$614,786	$628,816	$605,839	$575,874

By Product Type
Funds:
Equity	$54,312	$46,093	$43,723	$36,955	$48,112
Fixed-income	53,557	49,779	46,046	40,601	44,223
Alternative / private markets[1]	12,100	11,393	11,037	11,365	11,389
Multi-asset	3,744	3,546	3,516	3,330	4,000
Total long-term assets	123,713	110,811	104,322	92,251	107,724
Money market	301,855	325,940	344,846	336,133	286,612
Total Fund Assets	$425,568	$436,751	$449,168	$428,384	$394,336
Separate Accounts:
Equity	$37,476	$34,312	$33,136	$31,284	$40,899
Fixed-income	30,720	29,767	27,097	24,114	24,800
Alternative / private markets	6,984	6,753	6,448	6,696	6,713
Multi-asset	204	191	189	164	199
Total long-term assets	75,384	71,023	66,870	62,258	72,611
Money market	118,478	107,012	112,778	115,197	108,927
Total Separate Account Assets	$193,862	$178,035	$179,648	$177,455	$181,538
Total Managed Assets	$619,430	$614,786	$628,816	$605,839	$575,874
1)    The balance at Dec. 31, 2019 includes $8.2 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 11 of 12

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019
By Asset Class
Equity	$85,572	$80,403	$73,620	$82,767	$84,448
Fixed-income	82,144	76,798	69,603	69,068	67,602
Alternative / private markets[1]	18,549	18,270	18,022	17,983	17,838
Multi-asset	3,831	3,786	3,630	4,006	4,149
Total long-term assets	190,096	179,257	164,875	173,824	174,037
Money market	420,436	448,795	471,984	406,365	376,029
Total Avg. Managed Assets	$610,532	$628,052	$636,859	$580,189	$550,066
By Product Type
Funds:
Equity	$50,022	$46,020	$41,301	$44,996	$44,984
Fixed-income	51,934	48,418	43,229	44,017	43,304
Alternative / private markets[1]	11,670	11,539	11,345	11,143	11,283
Multi-asset	3,634	3,590	3,453	3,814	3,956
Total long-term assets	117,260	109,567	99,328	103,970	103,527
Money market	311,769	338,814	356,736	290,641	274,116
Total Avg. Fund Assets	$429,029	$448,381	$456,064	$394,611	$377,643
Separate Accounts:
Equity	$35,550	$34,383	$32,319	$37,771	$39,464
Fixed-income	30,210	28,380	26,374	25,051	24,298
Alternative / private markets	6,879	6,731	6,677	6,840	6,555
Multi-asset	197	196	177	192	193
Total long-term assets	72,836	69,690	65,547	69,854	70,510
Money market	108,667	109,981	115,248	115,724	101,913
Total Avg. Separate Account Assets	$181,503	$179,671	$180,795	$185,578	$172,423
Total Avg. Managed Assets	$610,532	$628,052	$636,859	$580,189	$550,066
1)    The average balance at Dec. 31, 2019 includes $8.3 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.

Federated Hermes reports Q4 and full-year 2020 earnings	Page 12 of 12

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2020	Dec. 31, 2019
By Asset Class
Equity	$80,591	$81,212
Fixed-income	74,403	65,375
Alternative / private markets[1]	18,206	17,896
Multi-asset	3,813	4,192
Total long-term assets	177,013	168,675
Money market	436,895	340,505
Total Avg. Managed Assets	$613,908	$509,180
By Product Type
Funds:
Equity	$45,585	$42,712
Fixed-income	46,899	41,938
Alternative / private markets[1]	11,424	11,317
Multi-asset	3,622	4,003
Total long-term assets	107,530	99,970
Money market	324,490	238,876
Total Avg. Fund Assets	$432,020	$338,846
Separate Accounts:
Equity	$35,006	$38,500
Fixed-income	27,504	23,437
Alternative / private markets	6,782	6,579
Multi-asset	191	189
Total long-term assets	69,483	68,705
Money market	112,405	101,629
Total Avg. Separate Account Assets	$181,888	$170,334
Total Avg. Managed Assets	$613,908	$509,180
1)    The average balance at Dec. 31, 2019 includes $8.2 billion of assets managed by a previously nonconsolidated entity, Hermes GPE LLP, in which Federated Hermes held an equity method investment. As of March 1, 2020, Hermes GPE LLP is a consolidated subsidiary as a result of Federated Hermes' acquisition of the remaining equity interests in Hermes GPE LLP.